Exhibit 99.2


                              Attachment to Form 3


                             JOINT FILER INFORMATION


Name and Address:                            Kenneth H. Shubin Stein
                                             1995 Broadway, Suite 1801
                                             New York, NY  10023


Date of Event Requiring Statement:           2/25/08
Issuer and Ticker Symbol:                    Resource America, Inc. (REXI)
Relationship to Issuer:                      10% Owner
Designated Filer:                            Spencer Capital Management, LLC


TABLE I INFORMATION

Title of Security:                           Common Stock
Amount of Securities Beneficially Owned:     2,405,639
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)


TABLE II INFORMATION

Title of Derivative Security:                Warrants to purchase Common Stock
Date Exercisable:                            January 13, 2007
Expiration Date:                             January 13, 2009
Title of Underlying Securities:              Common Stock
Amount of Underlying Securities:             34,999
Conversion or Exercise Price:                $15.00
Ownership Form:                              I
Nature of Indirect Beneficial Ownership:     (1)